INVESTMENT MANAGEMENT TRUST AGREEMENT

This agreement (“Agreement”) is made as of [         ], 2011 by and between Nautilus Marine Acquisition Corp. (the “Company”), a Marshall Islands corporation and American Stock Transfer & Trust Company (“Trustee”) located at 59 Maiden Lane, New York, New York 10038.  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Registration Statement.

WHEREAS, the Company’s initial registration statement, as amended, on Form F-1, No. [         ] (the “Registration Statement”), for its initial public offering of securities (“IPO”) has been declared effective as of the date hereof (“Effective Date”) by the Securities and Exchange Commission (“Commission”); and

WHEREAS, Maxim Group LLC (“Maxim”) is acting as the representative of the several underwriters in the IPO pursuant to an underwriting agreement (the “Underwriting Agreement”); and

WHEREAS, simultaneously with the IPO, the initial securityholders of the Company (collectively, “Initial Securityholders”), who are listed on the signature page to that certain Warrant Subscription Agreement among the Company and the Initial Securityholders dated as of May 25, 2011, will be collectively purchasing an aggregate of 2,700,000 warrants (“Insider Warrants”) from the Company for an aggregate purchase price of $2,025,000; and

WHEREAS, as described in the Registration Statement, and in accordance with the Company’s Articles of Incorporation (as amended, the “Articles of Incorporation”), $60,000,000 of the gross proceeds of the IPO and sale of the Insider Warrants ($68,797,500, if the underwriters’ over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company and the holders of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issued in the IPO as hereinafter provided. The aggregate amount to be delivered to the Trustee, will be referred to herein as the “Property”; the shareholders of Common Stock for whose benefit the Trustee shall hold the Property will be referred to as the “Public Shareholders,” and the Public Shareholders and the Company will be referred to together as the “Beneficiaries”); and

WHEREAS, pursuant to certain provisions in the Company’s Articles of Incorporation, the Public Shareholders may, regardless of how such shareholder votes in connection with the Company’s initial acquisition, capital stock exchange, asset acquisition, stock purchase, reorganization, recapitalization, exchangeable share transaction or other similar business transaction with operating businesses or assets (a “Business Transaction”), demand the Company redeem such Public Shareholder’s shares of Common Stock sold in the IPO(”IPO Shares”) into cash or redeem such IPO Shares pursuant to a tender offer pursuant to the Rule 13e-4 and Regulation 14E of the Commission, as applicable and based upon the Company’s choice of proceeding under the proxy rules or tender offer rules, each as promulgated by the Commission (“Redemption Rights”); and

WHEREAS, the Company and the Trustee are entering into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

NOW THEREFORE, IT IS AGREED:

1.           Agreements and Covenants of Trustee.  The Trustee hereby agrees and covenants to:

(a)           Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, in Trust Accounts which shall be established by the Trustee at JP Morgan Chase Bank, NA and at a brokerage institution selected by the Trustee that is reasonably satisfactory to the Company;

(b)           Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c)           In a timely manner, upon the instruction of the Company, to invest and reinvest the Property in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, and/or in any open ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as determined by the Company.

(d)           Collect and receive, when due, all principal and income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e)           Notify the Company of all communications received by it with respect to any Property requiring action by the Company;

(f)           Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of its tax returns;

(g)           Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so, so long as the Company shall have advanced funds sufficient to pay the Trustee’s expenses incident thereto.

(h)           Render to the Company, and to such other person as the Company may instruct, monthly written statements of the activities of, and amounts in, the Trust Account, reflecting all receipts and disbursements of the Trust Account; and

(i)           Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or  Exhibit B hereto, signed on behalf of the Company by an executive officer and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed by the Company; provided, however, that in the event that a Termination Letter has not been received by the Trustee by 11:59 P.M. New York City time on the 19-month anniversary of the Effective Date, the Trust Account shall be liquidated as soon as practicable thereafter in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the Public Shareholders of record at the close of trading (4:00 P.M. New York City time) on such 19 month anniversary date.  For the purposes of clarity, any transmission of such Termination Letter electronically, whether by facsimile, electronic mail (e-mail), PDF or otherwise, shall constitute an original of such termination Letter hereunder.

2.           Limited Distributions of Income from Trust Account.

(a)           Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C, the Trustee shall distribute to the Company by wire transfer from the Trust Account the amount necessary to cover any tax obligation owed by the Company and, to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, liquidate such assets held in the Trust Account as shall be designated by the Company in writing to make such distribution.

(b)           The Company may withdraw funds from the Trust Account for working capital purposes by delivery of Exhibit C to the Trustee.  The distributions referred to herein shall be made only from income collected on the Property.

(c)           Also by delivery of Exhibit C and only if the Company proceeds under the proxy rules and not the tender offer rules, the Company may request funds necessary to repurchase up to fifteen percent (15%) of the IPO Shares (900,000 shares of Common Stock, or 1,035,000 shares of Common Stock if the underwriters’ over-allotment option is exercised in full).  In connection therewith, the Company shall deliver, in addition to Exhibit C, a “trade ticket” or similar confirmation evidencing such purchase by the Company.  Upon receipt of such evidence, the Trustee shall, as soon as practicable, release the necessary funds to the Company in order to complete such trade within “T+2.”  The Trustee shall pay to the Company such amount equal to: (x) shares of Common Stock purchased (evidenced by the trade ticket) multiplied by (y) an amount not to exceed the per-share amount then held in the Trust Account (approximately $10.00 per share, or approximately $9.97 per share if the underwriters’ over-allotment option is exercised in full); provided, however, in no event shall the Trustee release funds to repurchase in excess of 900,000 shares of Common Stock (1,035,000 shares of Common Stock if the over-allotment option of the IPO is exercised in full or such other amount provided to the Trustee if the over-allotment option is partially exercised but not to exceed 1,035,000 shares of Common Stock).

(d)           In no event shall the payments authorized by Sections 2(a) and 2(b) cause the amount in the Trust Account to fall below the amount initially deposited into the Trust Account.  Except as provided in Sections 2(a), 2(b) and 2(c) above, no other distributions from the Trust Account shall be permitted except in accordance with Section 1(i) hereof.

(e)           The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to such funds, and the Trustee has no responsibility to look beyond said request.

3.           Agreements and Covenants of the Company.  The Company hereby agrees and covenants to:

(a)           Give all instructions to the Trustee hereunder in writing or the electronic equivalent, as specified in Section 1(i).  In addition, except with respect to its duties under Sections 1(i), 2(a), 2(b) and 2(c) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal, electronic or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b)           Subject to the provisions of Section 5, hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action taken by the trustee hereunder or any claim, potential claim, action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence or willful misconduct.  Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this section, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”).  The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld.  The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld.  The Company may participate in such action with its own counsel;

(c)           Pay the Trustee the fees set forth on Schedule A hereto;

(d)           In connection with the vote, if any, of the Company’s shareholders regarding a Business Transaction, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and/or tabulating shareholder votes verifying the vote of the Company’s shareholders regarding such Business Transaction; and

(e)           In the event that the Company directs the Trustee to commence liquidation of the Trust Account pursuant to Section 1(i), the Company agrees that it will not direct the Trustee to make any payments that are not specifically authorized by this Agreement.

4.           Limitations of Liability.  The Trustee shall have no responsibility or liability to:

(a)           Imply obligations, perform duties, inquire or otherwise be subject to the provisions of any agreement or document other than this agreement and that which is expressly set forth herein;

(b)           Take any action with respect to the Property, other than as directed in Sections 1 and 2 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

(c)           Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced to it funds sufficient to pay any expenses incident thereto;

(d)           Change the investment of any Property, other than in compliance with Section 1(c);

(e)           Refund any depreciation in principal of any Property;

(f)           Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(g)           The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct.  The Trustee may rely conclusively and shall be protected in acting upon any order, judgment, instruction, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee, (which counsel may be company counsel) statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons.  The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(h)           Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement; and

(i)            Prepare, execute and file tax reports, income or other tax returns and pay any taxes with respect to income and activities relating to the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company (including but not limited to income tax obligations), it being expressly understood that as set forth in Section 2(a), if there is any income or other tax obligation relating to the Trust Account or the Property in the Trust Account, as determined from time to time by the Company and regardless of  whether such tax is payable by the Company or the Trust, at the written instruction of the Company, the Trustee shall make funds available in cash from the Property in the Trust Account an amount specified by the Company as owing to the applicable taxing authority, which amount shall be paid directly to the Company by electronic funds transfer, account debit or other method of payment, and the Company shall forward such payment to the taxing authority;

(j)            Pay or report any taxes on behalf of the Trust Account other than pursuant to Section 2(a).

(k)           Verify calculations, qualify or otherwise approve Company requests for distributions pursuant to Sections 1(i), 2(a), 2(b) or 2(c).

5.           No Right of Set-Off.  The Trustee waives any right of set-off or any right, title, interest or claim of any kind that the Trustee may have against the Property held in the Trust Account.  In the event the Trustee has a claim against the Company under this Agreement, including, without limitation, under Section 3(b), the Trustee will pursue such claim solely against the Company and not against the Property held in the Trust Account.

6.           Termination.  This Agreement shall terminate as follows:

(a)           If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall act in accordance with this Agreement.  At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever; or

(b)           At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 3(b).

7.           Miscellaneous.

(a)           The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account.  The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons.  Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel.  In executing funds transfers, the Trustee will rely upon all information supplied to it by the Company, including, account names, account numbers, and all other identifying information relating to a beneficiary, beneficiary’s bank or intermediary bank. The Trustee shall not be liable for any loss, liability or expense resulting from any error in the information or transmission of the wire.

(b)         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  It may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c)          This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof.  Except for Sections 1(i), 2(a), 2(b), 2(c) and 2(d) (which may not be modified, amended or deleted without the affirmative vote of 65% of the then outstanding shares of Common Stock except that no such amendment will affect any public shareholder who has otherwise either (i) indicated his election to redeem his shares of Common Stock or (ii) has not consented to any extension to the time he would be entitled to a return of his pro rata amount in the Trust Account), this Agreement or any provision hereof may only be changed, amended or modified (other than to correct a typographical error) by a writing signed by each of the parties hereto.  As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury and the right to set-off as a defense.  The Trustee may request an opinion from Company counsel as to the legality of any proposed amendment as a condition to its executing such amendment.

(d)          The parties hereto consent to the personal jurisdiction and venue of any state or federal court located in the City of New York, Borough of Manhattan, for purposes of resolving any disputes hereunder.

(e)          Unless otherwise specified herein, any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt or delivery confirmation requested), by hand delivery or by electronic  or facsimile transmission:

if to the Trustee, to:

American Stock Transfer
& Trust Company
59 Maiden Lane
New York, New York 10038
Attn:  [       ]
Fax No.:  [            ]

if to the Company, to:

Nautilus Marine Acquisition Corp.
90 Kifissias Avenue
Maroussi 15125
Athens, Greece
Attn:  [          ]

with a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, New York 10017
Attn: Barry I. Grossman
Fax No: (212)-370-7889

(e)          This Agreement may not be assigned by the Trustee without the prior consent of the Company.

(f)           Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder.  The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance. In the event that the Trustee has a claim against the Company under this Agreement, the Trustee will pursue such claim solely against the Company and not against the Property held in the Trust Account.

(g)           This Agreement is the joint product of the Trustee and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto

(h)         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.  Delivery of a signed counterpart of this Agreement by facsimile or electronic transmission shall constitute valid and sufficient delivery thereof.

(i)           The Company has also retained the Trustee to serve as its share transfer agent and warrant agent and shall pay the fees set forth in Schedule A for such services.  Additionally, the Trustee has agreed to provide all services, including, but not limited to: the mailing of proxy or tender documents to registered holders, all wires in connection with Business Transaction (including the exercise of Redemption Rights) and maintaining the official record of the exercise of Redemption Rights and shareholder voting (if applicable).

[Signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

AMERICAN STOCK TRANSFER
& TRUST COMPANY, as Trustee

By:
Name:	[ ]
Title:	[ ]

NAUTILUS MARINE ACQUISITION CORP.

By:	/s/
Name: Prokopios (Akis) Tsirigakis
Title: President

SCHEDULE A

Fee Item	Time and method of payment	Amount ($)
Closing fee	Consummation of IPO by wire transfer of funds	[ ]
Share transfer agent fee	Monthly until consummation of Business Transaction	[ ]
Warrant agent fee	Monthly until consummation of Business Transaction	[ ]
All services in connection with a Business Transaction and/or all services in connection with liquidation of Trust Account if no Business Transaction	Upon final liquidation of the Trust Account but, upon liquidation if no Business Transaction, only from interest earned or from the Company by wire transfer of funds	[ ]

EXHIBIT A

[Letterhead of Company]
[Insert date]

American Stock Transfer
& Trust Company
59 Maiden Lane
New York, New York 10038
Attn:  [                                 ]

Re:          Trust Account No. [     ]   - Termination Letter

Gentlemen:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Nautilus Marine Acquisition Corp. (“Company”) and American Stock Transfer & Trust Company, dated as of [        ], 2011 (“Trust Agreement”), this is to advise you that the Company has entered into an agreement with [       ] (the “Target Businesses”) to consummate a Business Transaction with the Target Businesses on or before [         ] (the “Consummation Date”). This letter shall serve as the 48 hour notice required with respect to the Business Transaction. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate the Trust Account investments on [       ] and to transfer the entire proceeds to the above referenced Trust checking account at [          ] to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date.  It is acknowledged and agreed that while the funds are on deposit in the Trust checking account awaiting distribution, the Company will not earn any interest or dividends.

On or before the Consummation Date: (i) counsel for the Company shall deliver to you (a) an affidavit which verifies the vote of the Company’s shareholders in connection with the Business Transaction1, and (b) written notification that the Business Transaction has been consummated or will, concurrently with your transfer of funds to the accounts as directed by the Company, be consummated, and (ii) the Company shall deliver to you written instructions with respect to the transfer of the funds held in the Trust Account (“Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel’s letter and the Instruction Letter in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company or be distributed immediately and the penalty incurred. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

1 Only if shareholder vote held

In the event the Business Transaction is not consummated by 11:59 p.m. on the Consummation Date and we have not notified you of a new Consummation Date, then the funds held in the Trust checking account shall be reinvested as provided for by the Trust Agreement as soon as practicable thereafter.

Very truly yours,

NAUTILUS MARINE ACQUISITION CORP.

By:
Name:
Title:

EXHIBIT B

[Letterhead of Company]

[Insert date]
American Stock Transfer
& Trust Company
59 Maiden Lane
New York, New York 10038
Attn:  [                ]

Re:           Trust Account No. [    ]   -       Termination Letter

Gentlemen:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Nautilus Marine Acquisition Corp. (“Company”) and American Stock Transfer & Trust Company (“Trustee”), dated as of ________, 2011 (“Trust Agreement”), this is to advise you that the Company has been unable to effect a Business Transaction with a Target Company within the time frame specified in the Company’s Articles of Incorporation, as amended, as described in the Company’s prospectus relating to its IPO.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate the Trust Account on [      ] and to transfer the total proceeds to the Trust checking account at [         ] for distribution to the shareholders. The Company has selected [       ] as the record date for the purpose of determining the shareholders entitled to receive their pro rata share of the liquidation proceeds.  You agree to be the paying agent of record and in your separate capacity as paying agent, to distribute said funds directly to the Company’s shareholders (other than with respect to the initial, or insider shares) in accordance with the terms of the Trust Agreement, the Memorandum and Articles of Association of the Company and the fee set forth on Schedule A.   Upon the distribution of all of the funds in the Trust Account, your obligations under the Trust Agreement shall be terminated.

Very truly yours,

Nautilus Marine Acquisition Corp.

By:
Name:
Title:

EXHIBIT C
[Letterhead of Company]
[Insert date]

American Stock Transfer
& Trust Company
59 Maiden Lane
New York, New York 10038
Attn:  [                 ]

Re:          Trust Account No. [    ]

Gentlemen:

Pursuant to Section [2(a), 2(b) or 2(c)] of the Investment Management Trust Agreement between Nautilus Marine Acquisition Corp. (“Company”) and American Stock Transfer & Trust Company, dated as of ___________, 2011 (“Trust Agreement”), the Company hereby requests that you deliver to the Company $_______ of the interest income earned on the Property as of the date hereof. The Company needs such funds [to pay for the tax obligations as set forth on the attached tax return or tax statement] or [for working capital purposes] or [for repurchase of ______shares of Common Stock].  [We have attached the “trade ticket” or similar confirmation as an exhibit to this letter1].  In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

NAUTILUS MARINE ACQUISITION CORP.

By:
Name:
Title:

1 Only include if this letter is being delivered in connection with a repurchase of share of Common Stock

EXHIBIT D

AUTHORIZED INDIVIDUAL(S)	AUTHORIZED
FOR TELEPHONE CALL BACK	TELEPHONE NUMBER(S)

Company:

Nautilus Marine Acquisition Corp.

Attn: Prokopios (Akis) Tsirigakis, Chief Executive Officer	+30 210 876-4858

Ellenoff Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, New York, 10017
Attn:	Barry I. Grossman, Esq.	(212)-370-1300
Stuart Neuhauser, Esq.
Joshua N. Englard, Esq.

Trustee:

American Stock Transfer
& Trust Company
59 Maiden Lane
New York, New York 10038
Attn:	[ ]	[ ]